Exhibit 99

Form 3 — Joint Filer Information

Name:	MetLife Reinsurance Company of Charleston*
Address:	10 Park Avenue, Morristown, New Jersey 07962
Designated Filer:	Thomas C. Hoi Assistant Secretary Metropolitan Life Insurance Company
Issuer & Ticker Symbol:	Lehman Brothers/First Trust Income Opportunity Fund (“LBC”)
Date of Event Requiring Statement:	November 13, 2008

Signature: /s/ Thomas C. Hoi
                   Thomas C. Hoi, Assistant Secretary

Name:	MetLife Reinsurance Company of South Carolina*
Address:	10 Park Avenue, Morristown, New Jersey 07962
Designated Filer:	Thomas C. Hoi Assistant Secretary Metropolitan Life Insurance Company
Issuer & Ticker Symbol:	Lehman Brothers/First Trust Income Opportunity Fund (“LBC”)
Date of Event Requiring Statement:	November 13, 2008

Signature: /s/ Thomas C. Hoi
                   Thomas C. Hoi, Assistant Secretary

*Metropolitan Life Insurance Company as a direct purchaser of $13,311,000 and MetLife Reinsurance Company of Charleston and MetLife Reinsurance Company of South Carolina as direct owner/purchasers of $14,688,000 and $17,901,000, respectively, by Metropolitan Life Insurance Company, the investment manager.

(2) Preferred Stock directly owned by Metropolitan Life Insurance Company.